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                                                                 EXHIBIT d(4)(c)

                                 AMENDMENT NO. 2

                                       TO

                            FOREIGN COUNTRY SELECTION
              AND MANDATORY SECURITIES DEPOSITORY RESPONSIBILITIES
                              DELEGATION AGREEMENT


         This Amendment No. 2, dated as of December 14, 1998, amends the Foreign Country Selection and Mandatory Securities Depository Responsibilities Delegation Agreement (the "Agreement"), dated September 9, 1998, between A I M Advisors, Inc., a Delaware corporation and each registered investment company (the "Investment Companies") and its respective portfolios (the "Funds") listed on the signature page thereof.

                              W I T N E S S E T H:

         WHEREAS, the parties to the Agreement desire to amend the Agreement to add AIM V.I. Global Growth and Income Fund and AIM V.I. Telecommunications Fund of AIM Variable Insurance Funds, Inc. as a party to the agreement;

         NOW, THEREFORE, the parties agree as follows;

         1. The list of Investment Companies and Funds covered by the Agreement is hereby amended to include the following:

                  "AIM V.I. Global Growth and Income Fund
                   AIM V.I. Telecommunications Fund"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.





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         IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed by their respective officers on the date first written above.


                                          A I M ADVISORS, INC.


Attest: /s/ NANCY L. MARTIN               By: /s/ ROBERT H. GRAHAM
       -------------------------             ----------------------------------
            Assistant Secretary                   President


(SEAL)

AIM ADVISOR FUNDS, INC.                   AIM SPECIAL OPPORTUNITIES FUNDS
AIM Advisor Flex Fund                     AIM Small Cap Opportunities Fund
AIM Advisor International Value Fund
AIM Advisor Large Cap Value Fund          AIM SUMMIT FUND, INC.
AIM Advisor MultiFlex Fund
AIM Advisor Real Estate Fund              AIM INTERNATIONAL FUNDS, INC.
                                          AIM Asian Growth Fund
AIM EQUITY FUNDS, INC.                    AIM European Development Fund
AIM Aggressive Growth Fund                AIM International Equity Fund
AIM Blue Chip Fund                        AIM Global Aggressive Growth Fund
AIM Capital Development Fund              AIM Global Growth Fund
AIM Charter Fund                          AIM Global Income Fund
AIM Constellation Fund
AIM Weingarten Fund                       AIM VARIABLE INSURANCE FUNDS, INC.
                                          AIM V.I. Aggressive Growth Fund
AIM FUNDS GROUP                           AIM V.I. Balanced Fund
AIM Balanced Fund                         AIM V.I. Capital Appreciation Fund
AIM Global Utilities Fund                 AIM V.I. Capital Development Fund
AIM High Yield Fund                       AIM V.I. Diversified Income Fund
AIM Income Fund                           AIM V.I. Global Growth and Income Fund
AIM Money Market Fund                     AIM V.I. Global Utilities Fund
AIM Select Growth Fund                    AIM V.I. Government Securities Fund
AIM Value Fund                            AIM V.I. Growth Fund
                                          AIM V.I. Growth & Income Fund
AIM INVESTMENT SECURITIES FUNDS           AIM V.I. High Yield Fund
AIM High Yield Fund II                    AIM V.I. International Equity Fund
                                          AIM V.I. Money Market Fund
                                          AIM V.I. Telecommunications Fund
                                          AIM V.I. Value Fund





Attest: /s/ NANCY L. MARTIN               By: /s/ ROBERT H. GRAHAM
       ----------------------                ---------------------------------
            Assistant Secretary                   President


(SEAL)